EXHIBIT 24

Powers of Attorney

Each of the undersigned Directors and/or Executive Officers of Scott’s Liquid Gold-Inc. (the “Company”) hereby authorize Mark E. Goldstein and Barry J. Levine as their true and lawful attorneys-in-fact and agents (1) to sign in the name of the undersigned, and file with the Securities and Exchange Commission the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2015, and any amendments to such Annual Report; and (2) to take any and all actions necessary or required in connection with such Annual Report to comply with the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Securities and Exchange Commission promulgated there under.

Signature	Title	Date
/s/ Mark E. Goldstein
Mark E. Goldstein	Director, Chairman of the Board, Chief Executive Officer and President	March 30, 2016
/s/ Barry J. Levine
Barry J. Levine	Director, Treasurer, Chief Financial Officer, Chief Operating Officer and Corporate Secretary	March 30, 2016

/s/ Sharon D. Garrett	Director	March 30, 2016
Sharon D. Garrett
/s/ Gerald J. Laber
Gerald J. Laber	Director	March 30, 2016
/s/ Philip A. Neri
Philip A. Neri	Director	March 30, 2016